Exhibit 10.8

THIS LEASE, made this 4th day of November, 2008, by and between St. John Properties, Inc., as agent for owner, (herein called “Landlord”), and Universal Security Instruments, Inc., a Maryland corporation (herein called “Tenant”).

WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of Tenant to be performed, Landlord does hereby lease unto said Tenant, and the latter does lease from the former an agreed upon 12,000 square feet at the following address: 11407 Cronhill Drive, Suites A-D, Owings Mills, Maryland 21117, (herein called the “Premises”) for the term of ten (10) years, beginning on the first (1st) day of March, 2009 (the “Commencement Date”), and ending on the twenty-eight (28th) day of February, 2019 (the “Expiration Date”, and the period between the Commencement Date and the Expiration Date called the “Term”) for the annual rental of $99,000.00, (herein called “Annual Rent”), subject to Annual Rent Increases (as defined in Section 2 herein), payable in advance on the first day of each and every month during the Term, (and renewal term(s), if any) in equal monthly installments of $8,250.00.

Said installments of Annual Rent shall be paid to St. John Properties, Inc., 2560 Lord Baltimore Drive, Baltimore, Maryland  21244 or at such other place or to such appointee of Landlord as Landlord may from time to time designate in writing.

TENANT COVENANTS AND AGREES WITH LANDLORD AS FOLLOWS:
1.                 Tenant shall pay said rent and each installment of Annual Rent thereof and Additional Rent (as defined in section 4 herein) as and when due without setoff or deduction.

RENTAL ESCALATION
2.                 Beginning with the first anniversary of the Commencement Date and each annual anniversary thereafter throughout the remainder of the Lease and renewal term(s), if any, the Annual Rent shall be increased by an amount equal to three percent (3%) of the previous year’s Annual Rent (the “Annual Rent Increases”), which sum shall be payable in equal monthly installments in advance as hereinafter set forth.

USE
3.                 Tenant shall use the Premises solely for the following purposes: office and associated warehouse uses and for no other purposes whatsoever.  Tenant will not use or occupy or permit the Premises to be used or occupied for any purpose or in any manner prohibited by federal, state or local laws and ordinances.  Tenant will conduct its business in such a manner as not to create a nuisance.  Tenant will not do anything that is currently prohibited by Landlord's property insurance policy or that will materially increase the existing rate of such insurance (unless Tenant is willing to separately pay for such material increase) or that will cause a cancellation of Landlord's insurance.

ADDITIONAL RENT
4.                 Tenant shall use the Premises solely for the following purposes: office and associated warehouse uses and for no other purposes whatsoever.  Tenant will not use or occupy or permit the Premises to be used or occupied for any purpose or in any manner prohibited by federal, state or local laws and ordinances.  Tenant will conduct its business in such a manner as not to create a nuisance.  Tenant will not do anything that is currently prohibited by Landlord's property insurance policy or that will materially increase the existing rate of such insurance (unless Tenant is willing to separately pay for such material increase) or that will cause a cancellation of Landlord's insurance.

A.           UTILITIES
Tenant shall apply for and pay all costs of electricity, gas, telephone and other utilities used or consumed on the Premises, together with all taxes, levies or other charges on such utilities.  Tenant agrees to pay Landlord, as Additional Rent, Tenant’s pro rata share, (as the same is defined in this subsection 4A of the water and sewer service charges, chargeable to the building or group of buildings in which the Premises is located, together with all parking and other common areas adjacent thereto (herein collectively the “Property”).  However, if in Landlord’s reasonable judgment the water and sewer/water well and septic charges for the Premises are substantially higher than normal due to Tenant’s water usage, then Tenant agrees to install a water meter upon Landlord’s written request and thereafter pay all water charges for the Premises based on such meter reading.  “Tenant’s Pro-Rata Share of Water and Sewer Service Charges” shall mean the same percentage that the gross square foot area of the Premises bears to the gross square foot area of all leasable floor area within the Property that is occupied during the calendar year billing period.  Landlord shall notify Tenant of any change in Tenant’s Pro Rata Share of Water and Sewer Charges.

B.           TAXES
Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of Taxes (as the same is defined in this subsection 4B) in excess of those assessed against the Property  during the fiscal year commencing July 1, 2008, and ending June 30, 2009, whether the taxes are payable to the State of Maryland and/or Baltimore County.  If this Lease shall be in effect for less than a full fiscal year, Tenant’s Pro Rata Share of the increased taxes shall be pro rated based upon the number of months that this Lease is in effect.  Said taxes shall include Metropolitan District Charges, sewer service charges, and any and all benefits or assessments which may be levied on the Property hereby leased but shall not include excess profit taxes, franchise taxes or similar taxes on Landlord’s business, inheritance taxes, gift taxes, transfer taxes, recordation taxes, capital levies, and the United States Income Tax, or any State or other income tax upon the income or rent payable hereunder.  “Tenant’s Pro Rata Share of Taxes” shall mean the same percentage that the gross square foot area of the Premises bears to the gross square footage of leasable floor area in the Property.  Tenant’s Pro Rata Share of Taxes is equal to nine and fourteen hundredths percent (9.14%) as of Lease execution.  Landlord shall notify Tenant of any change in Tenant’s Pro Rata Share of Taxes.

C.           COMMON AREA EXPENSES
Tenant shall pay to Landlord as Additional Rent, Tenant’s pro rata share of the following “Common Area Expenses” (estimated at forty cents ($0.40) per square foot for 2008 and subject to change), to the exclusion of all other expenses for the maintenance of the Common Areas:

•	Snow Removal
•	Grounds Maintenance (included but not limited to: lot cleaning, lawn care and maintenance, and landscaping care, maintenance and replacement)
•	Semi-Annual Window Washing
•	Common Area Electric (when applicable)
•	Fire Sprinkler Monitoring (when applicable)
•	Security Guard and Access Control Services (when Landlord, in its reasonable judgment deems necessary).

“Tenant’s Pro Rata Share of Common Area Expenses” shall mean the same percentage that the gross square foot area of the Premises bears to the gross square foot area of all leasable floor area within the Property.    Tenant’s Pro Rata Share of Common Area Expenses as of Lease execution is equal to nine and fourteen hundredths percent (9.14%).  Landlord shall notify Tenant of any change in Tenant’s Pro Rata Share of Common Area Expenses.
“Common Areas” shall be deemed to include loading facilities, elevators, and other facilities as may be constructed and intended for common use, and of the common driveways, footways, lawn, landscaping, storm water management facilities and parking areas on the Property, subject to such rules and regulations as Landlord may, from time to time, prescribe governing such Common Areas.

D.           TRASH REMOVAL
In the event Landlord provides trash removal services for tenants within the Property, Tenant shall pay to Landlord, as Additional Rent Tenant’s pro rata share of the cost of the trash removal services.  “Tenant’s Pro Rata Share of Trash Removal Services” shall mean the same percentage that the gross square foot area of the Premises bears to the gross square foot area of all leasable floor area within the Property that is occupied during the calendar year billing period.  Landlord shall notify Tenant of any change in Tenant’s Pro Rata Share of Trash Removal Services.

E. PAYMENT OF ADDITIONAL RENT & LANDLORD’S ANNUAL STATEMENT
Landlord shall notify Tenant from time to time of the amounts which Landlord estimates will be payable by Tenant for Tenant’s Pro Rata Share of Water and Sewer Charges, Taxes, Common Area Expenses and Trash Removal Services (collectively, “Tenant’s Pro Rata Share”), and Tenant shall pay such amounts in equal monthly installments, as Additional Rent, in advance on or before the first day of each month during the Term. Within one hundred and fifty (150) days following the end of each calendar year, or fiscal year (with regard to taxes) Landlord shall submit to Tenant a statement (the “Statement”) summarizing Landlord’s costs for the Water and Sewer Charges, Taxes, Common Area Expenses and Trash Removal Services to be paid by Tenant with respect to such year, the amount paid by Tenant, and the amount of the resulting balance due or overpayment.  If a balance is due to Landlord, Tenant will pay balance to Landlord within thirty (30) days of invoice.  If Tenant overpaid its Tenant’s Pro Rata Share, Landlord will pay or credit to Tenant’s account the overpayment to Tenant within thirty (30) days of Landlords submission of the Statement. Each Statement shall be final and conclusive if no objection is raised within ninety (90) days after submission of each such statement.  Tenant shall have the right to audit and/or inspect Landlord’s records (not more than once in any lease year) with respect to Tenant’s Pro Rata Share and all other Additional Rents payable by Tenant under this Lease for the immediately prior lease year.  Tenant shall give Landlord not less than thirty (30) days written notice of its intention to conduct any such audit.  If such audit discloses that the amount paid by Tenant as Additional Rent for the lease years under consideration has been overpaid by Tenant, then Landlord shall refund the overcharge to Tenant within thirty (30) days.

Notwithstanding the forgoing provisions of the above section, Landlord shall have the right, upon thirty (30) days written notice, to require Tenant to pay Tenant’s Pro Rata Share of Water and Sewer Charges, Taxes, Common Area Expenses and Trash Removal Services in quarterly or semi-annual payments rather than on a monthly basis as provided herein.

MUNICIPAL REGULATING
5.                 A.  Tenant shall observe, comply with and execute at its expense, all laws, orders, rules, requirements, and regulations of the United States, State, City or County of the said State, in which the Premises is located, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization, respecting the Premises and the manner in which the Premises are or should be used by Tenant.  Notwithstanding anything contained in this Lease, Landlord warrants and represents that as of the Commencement Date, the Premises complies with all laws, orders, rules, requirements, and regulations of the United States, State, City or County of the said State, in which the Premises is located, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization.
Landlord and Tenant acknowledge that under current laws, regulations and ordinances enforced at the time of Lease Execution the Tenant is not required to install in-rack sprinklers so long as the racking is less than twenty feet (20') in height.   Accordingly, so long as Tenant installs racking that is less than twenty feet (20') in height, the Tenant shall not be required to install in-rack sprinklers unless the laws, regulations and ordinances are hereafter changed or amended to lower the height at which in-rack sprinklers are required to be installed and such height is below the then existing actual height of the racking installed in the Premises; provided, that in such event the Tenant shall have the right to reduce the height of the racking system to a height that would not require the installation of in-rack sprinklers rather than install in-rack sprinklers.

ASSIGNMENT AND SUBLET
6.                 A.           Tenant shall not assign this Lease, in whole or in part, or sublet the Premises, or any part or portion thereof, or grant any license or concession for any part of the Premises, without the prior written consent of Landlord.  If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease.  Landlord shall be entitled to all additional considerations over and above those stated in this Lease, which are obtained in or for the sublease and/or assignment.  No option rights can be assigned or transferred by Tenant to an assignee or subtenant.  Any sublet or assignment of this Lease will be assessed with processing fees to be paid for by Tenant as Additional Rent.  Such processing fees shall not exceed $500.00.

B.           Notwithstanding the foregoing, Tenant shall be permitted, without the consent of Landlord, but upon written notice to Landlord, to assign the Lease or sublet all or a portion of the Premises: (a) to a direct or indirect subsidiary, parent, or a subsidiary of a parent of Tenant; or (b) to a successor to Tenant by merger, consolidation or acquisition of all or substantially all of the assets or stock of Tenant.  The following shall not be deemed an assignment or sublease under this Lease (a) the sale of shares of Tenant if the Tenant is a corporation whose shares are traded on a recognized domestic or foreign public stock exchange and such trading is not for the purpose of acquiring effective control of Tenant, or (b) the transfers of such stock from private to public ownership if Tenant is a private corporation whose stock becomes publicly held.

INSURANCE

     7.                      A.  TENANT’S INSURANCE

Throughout the Term of this Lease, Tenant shall obtain and maintain:

1.  Business Personal Property insurance covering Special Causes of Loss.  Such Business Personal Property insurance shall not be in an amount less than that required to replace all of the Tenant’s trade fixtures, decorations, furnishings, equipment and personal property and in an amount required to avoid the application of any coinsurance provision.  Such Business Personal Property insurance shall contain a Replacement Cost valuation provision.

2.  Commercial General Liability insurance (written on an occurrence basis) including Contractual Liability coverage insuring the obligations assumed by Tenant under this Lease, Premises and Operations coverage, Personal Injury Liability coverage, Independent Contractor’s Liability coverage.  Such Commercial General Liability insurance shall be in minimum amounts typically carried by prudent businesses engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Three Million Dollar ($3,000,000) annual aggregate.  If Tenant conducts operations at locations and/or projects other than the Premises, such annual aggregate limit will be expressed on a “per location” and/or “per project” basis, as may be the case.  Tenant agrees to notify Landlord of any erosion in its Commercial General Liability annual aggregate limit within ten (10) days of being advised of such erosion by its insurer or insurance agent.

All such insurance shall: (i) be issued by a company that has a rating equal to or exceeding A: XI from A.M. Best Company; (ii) name Landlord and the holder of any Mortgage if requested by mortgagee as Additional Insured, as applicable (for General Liability insurance, this will be accomplished by use of policy form CG 2011 [November, 1985 edition date] or its equivalent); (iii) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or reduction in the scope of coverage without the insurer first giving Landlord thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested) of such proposed action (no less than ten [10] days’ notice of cancellation or failure to renew for non-payment of premium).

No such Commercial General Liability insurance shall contain a self-insured retention provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord reserves the right from time to time but no more than once a year to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings as that which contains the Premises to require similar-sized tenants in similar industries to carry insurance of such higher minimum amounts or of different types.  At the commencement of this Lease, Tenant shall deliver a certificate of all required insurance and will continue throughout the term of this Lease to do so not less than ten (10) days prior to the expiration of any required policy of insurance.  Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

All insurance obtained by Tenant and Landlord shall provide that the insurer thereunder waives all right of recovery by way of subrogation against the other, its partners, employees, agents, representatives in connection with any loss or damage covered by such policy. To the fullest extent permitted by law, Tenant shall indemnify and hold harmless Landlord, its partners, employees, agents, representatives and any other party required to be indemnified and/or held harmless under the terms of any written contract or agreement with Landlord pertaining to this Lease and/or to the Premises, from and against all claims, damages, losses, costs and/or expenses, including, but not limited to attorneys’ fees, arising out of or resulting from Tenant’s negligent acts or omissions, occupancy of the Premises or obligations under this Lease.  Such indemnification and/or hold harmless shall not be invalidated by the partial negligence of one or more of the indemnities.  If the laws of the governing jurisdiction do not permit such an indemnification and/or hold harmless, then Tenant’s obligations to indemnify and hold harmless the indemnities will be to the fullest extent permitted and all other parts of this Lease and this paragraph will apply.

B.  LANDLORD’S INSURANCE

Throughout the Term of this Lease, Landlord shall obtain and maintain:

1.  Real Property insurance against Special Causes of Loss and subject to Replacement Cost valuation covering the Building and all of Landlord’s property therein in an amount required by its insurance company to avoid the application of any coinsurance provision.
2.  Commercial General Liability insurance (written on an occurrence basis) including Contractual Liability coverage insuring the obligations assumed by Landlord under this Lease, Premises and Operations coverage, Personal Injury Liability coverage, Independent Contractor’s Liability coverage.  Such Commercial General Liability insurance shall be in amounts not less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate.
3.      All insurance obtained by Landlord shall provide that the insurer thereunder waives all right of recovery by way of subrogation against Tenant, its partners, employees, agents, representatives and any other party required to be the recipient of such a waiver under the terms of any written contract or agreement with Tenant pertaining to this Lease and/or to the Common Areas of the Property, in connection with any loss or damage covered by such policy.  To the fullest extent permitted by law, Landlord shall indemnify and hold harmless Tenant, its partners, employees, agents, representatives and any other party required to be indemnified and/or held harmless under the terms of any written contract or agreement with Tenant pertaining to this Lease and/or to the Common Areas, from and against all claims, damages, losses, costs and/or expenses, including, but not limited to attorneys’ fees, arising out of or resulting from Landlord’s acts or omissions, use and maintenance of the Common Areas or obligations under this Lease.  Such indemnification and/or hold harmless shall not be invalidated by the partial negligence of one or more of the indemnities.  If the laws of the governing jurisdiction do not permit such an indemnification and/or hold harmless, then Landlord’s obligations to indemnify and hold harmless the indemnities will be to the fullest extent permitted and all other parts of this Lease and this paragraph will apply.

ALTERATIONS

     8.                 A.      Tenant shall not make structural alterations or other alterations except decorative changes (i.e.: painting, hanging art or installing personal property) to the Premises in addition to original improvements existing in the Premises at the time of occupancy without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed.

B.  In the event Tenant shall desire to make any such alterations, plans for the same shall first be submitted to Landlord for approval, and upon approval, the same shall be performed by Tenant at its own expense.  Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, that no liens shall attach to the building by reason thereof, and that all alterations shall be in accordance with all applicable codes.  Tenant agrees to obtain at Tenant’s expense all permits pertaining to the alterations.  Tenant also agrees to obtain, prior to commencing to make such alterations, and to keep in full force and effect at all time while such alterations are being made, all at Tenant’s sole cost and expense, such policies of insurance pertaining to such alterations and/or to the making thereof as Landlord reasonably may request or require Tenant to obtain, including, but not limited to, public liability and property damage insurance, and to furnish Landlord evidence satisfactory to Landlord of the existence of such insurance prior to Tenant’s beginning to make such alterations.  Tenant shall also provide to Landlord evidence of lien waivers for each and every contractor Tenant hires.

C.  Any such alterations shall become the property of Landlord as soon as they are affixed to the Premises and all rights, title and interest therein of Tenant shall immediately cease, unless otherwise agreed to by Landlord in writing.  Landlord shall have the sole right to collect any insurance for any damage of any kind caused by any alterations or improvements placed upon the Premises by Tenant.  If the making of any such alterations, or the obtaining of any permits therefore shall directly or indirectly result in a franchise, minor privilege or any other tax or increase in tax, assessment or increase in assessment, such franchise, privilege, tax or assessment shall be paid, immediately upon its levy and subsequent levy, by Tenant.

D.  Unless Landlord shall consent in writing that all or part of any alterations installed by Tenant shall remain, the Premises shall be restored to their original condition by Tenant, reasonable wear and tear, damage from casualty and condemnation excepted, at its own expense, before the expiration of its tenancy.

E.  Costs of alterations or modifications (in addition to the improvements as described herein in Section 34) Tenant requests Landlord to make on Tenant’s behalf during the term of this Lease shall be due and payable as Additional Rent.

MAINTENANCE AND SERVICES
9.            A.      TENANT’S RESPONSIBILITY.  Tenant shall, during the Term, keep the Premises and appurtenances (including, but not limited to, interior and exterior windows, interior and exterior doors, interior plumbing, heating, ventilating and air conditioning (HVAC), interior electrical in good order and condition and will make all necessary repairs or replacement thereof.  Landlord does, however, give a ninety (90) day warranty on all of the above mentioned items.  This warranty does not include the required annual maintenance contract on the HVAC unit(s) as described in Section 9(B) below.  Any repair made by Landlord at Tenant’s request to the Premises shall be invoiced to Tenant and shall become due and payable as Additional Rent within thirty (30) days of invoice.  Tenant will be responsible for all exterminating services, except termites, required in the Premises.  If Tenant does not make necessary repairs within thirty (30) days after receiving written notice from Landlord of the need to make a repair, Landlord may proceed to make said repair and the cost of said repair will become part of and in addition to the next due monthly installment of Additional Rent.  Provided Tenant is not in default of the Lease and that Tenant maintains an annual HVAC maintenance agreement with Landlord, Landlord shall warrant the HVAC systems that service the Premises installed by Landlord against all repairs and replacements over $500.00 per unit per lease year.

B.  HVAC ANNUAL MAINTENANCE CONTRACT.  Tenant agrees to furnish to Landlord, at the expense of Tenant, prior to occupancy, a copy of an executed and paid for annual maintenance contract on all heating and air conditioning (HVAC) equipment with a reputable company acceptable to Landlord and said contract will be kept in effect during the Term of the Lease at the expense of Tenant.  Should Tenant not provide a satisfactory HVAC Maintenance contract to Landlord prior to occupancy, Tenant shall be provided a contract through St. John Properties, Inc.  Billings for this contract shall become due and payable as Additional Rent within thirty (30) days of invoice.

C.  LANDLORD’S RESPONSIBILITY.  Landlord shall make all necessary structural repairs to the exterior masonry walls, foundation, interior support columns, subfloor and roof of the Premises, after being notified in writing of the need for such repairs, provided the necessity for such repairs was not caused by the negligence or misuse of Tenant, its employees, agents or customers.

D.  SURRENDER. Tenant shall, at the expiration of the Term or at the sooner termination thereof by forfeiture otherwise, deliver up the Premises in the same good order and condition as it was at the beginning of the tenancy, reasonable wear and tear excepted, damage by casualty and condemnation excepted.

DEFAULT
      10.  In the event Tenant shall fail to pay said installments of Annual Rent, Additional Rent or any other sum required by the terms of this Lease, additional written agreements or addenda of this Lease to be paid by Tenant, and such failure shall continue for five (5) days after Landlord has given written notice thereof to Tenant, Landlord shall have along with any and all other legal remedies the immediate right to make distress therefore, and upon such distress, in Landlord’s discretion, this tenancy shall terminate. In the event Tenant shall fail to comply with any of the provisions, covenants or conditions of this Lease, on its part to be kept and performed, and such default shall continue for a period of thirty (30) days after Landlord has given written notice to Tenant, then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to Landlord, Landlord may do the following:

A.   Landlord’s Election to Retake Possession Without Termination of Lease
Landlord may retake possession of the Premises and shall have the right, but not the obligation, without being deemed to have accepted a surrender thereof, and without terminating this Lease, to relet the same for the remainder of the Term upon terms and conditions satisfactory to Landlord; and if the rent received from such reletting does not at least equal the Annual Rent and other sums payable by Tenant hereunder, Tenant shall pay and satisfy the deficiency between the amount of Annual Rent and other sums so provided in this Lease and the Annual Rent received through reletting the Premises; and, in addition, Tenant shall pay reasonable expenses in connection with any such reletting, including, but not limited to, the cost of renovating, altering, and decorating for any occupancy, leasing commissions paid to any real estate broker or agent, and attorneys’ fees incurred.

B.  Landlord’s Election to Terminate Lease

Landlord may terminate the Lease and forthwith repossess the Premises and be entitled to recover as damages a sum of money equal to the total of the following amounts:

1)	any unpaid rent or any other outstanding monetary obligation of Tenant to Landlord under the Lease as of the termination date;
2)	the balance of the rent and other sums payable by Tenant for the remainder of the Term to be determined as of the date of Landlord’s re-entry;
3)	damages for the wrongful withholding of the Premises by Tenant
4)	all reasonable legal expenses, including attorneys’ fees, expert and witness fees, court costs and other costs incurred in exercising its rights under the Lease;
5)	all reasonable costs incurred in recovering the Premises, restoring the Premises to good order and condition, and all commissions incurred by Landlord in reletting the Premises; and
6)	any other reasonable amount necessary to compensate Landlord for all detriment caused by Tenant’s default.

DAMAGE

      11.  In the case of the total destruction of the Premises by fire, other casualties, the elements or other cause, or of such damage thereto as shall render the same totally unfit for occupancy by Tenant for more than sixty (60) days, this Lease, upon surrender and delivery to Landlord of the Premises, together with the payment of the monthly installments of Annual Rent and Additional Rent to the date of such occurrence, shall terminate and be at an end, and both parties shall be released from all obligations under this Lease.  If the Premises are rendered partly untenantable by any cause mentioned in the preceding sentence, Landlord shall, at its own expense, restore the Premises with all reasonable diligence, and the monthly installments of Annual Rent and Additional Rent shall be abated proportionately for the period of said partial untenantability and until the Premises shall have been fully restored by Landlord.

BANKRUPTCY

     12.  In the event of the appointment of a receiver or trustee for Tenant by any court, Federal and State, in any legal proceedings under any provisions of the Bankruptcy Act, if the appointment of such receiver or such trustee is not vacated within sixty (60) days, or if said Tenant be adjudicated bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, then and in any of said events, Landlord may, at its option, terminate this tenancy by thirty (30) days written notice, and re-enter upon the Premises.

POSSESSION/BENEFICIAL OCCUPANCY

     13.  Landlord covenants and agrees that possession of the Premises shall be given to Tenant as soon as the Premises are ready for occupancy.  If possession, cannot be given to Tenant on or before the Commencement Date, Landlord agrees to abate the rent proportionately until possession is given to said Tenant and Tenant agrees to accept such prorated abatement as liquidated damages for the failure to obtain possession.  If possession of the Premises is not given to the Tenant by May 1, 2009, then Tenant shall have the right to terminate this Lease by providing Landlord with ten (10) days’ written notice.

If Tenant occupies any portion of the Premises prior to tender of possession thereof by Landlord, such occupancy shall be deemed to be beneficial occupancy and a proportionate share of the Annual Rent and Additional Rent shall be due and payable as to that portion of the Premises so occupied, immediately upon Tenant’s occupancy.  Such occupancy by Tenant and installments of Annual Rent and Additional Rent thereby due shall not depend on official governmental approval of such occupancy, state of completion of building, availability or connection of utilities and services including but not limited to water, sewer, well water, septic system, gas, oil, or electric.  No Annual Rent credit shall be given because of lack of utilities or services unless caused by the negligence of Landlord.

Notwithstanding anything to the contrary contained in this Lease, if any utility service to the Premises is interrupted for more than seventy-two (72) consecutive hours as a result of an act or omission of Landlord or its employees, then commencing with the first full business day thereafter, there shall be an equitable abatement of Annual Rent and all Additional Rent.

SIGNS, ETC.

      14.  Tenant covenants and agrees that:

A.  It shall not place or permit any signs, lights, awnings or poles on or about the exterior of the Premises without the prior permission, in writing, of Landlord, such permission to not be unreasonably withheld, conditioned or delayed, and in the event such consent is given, Tenant agrees to pay any minor privileges or other tax associated with Tenant’s signage, lights, awnings, or poles.

B.  Landlord, at Landlord’s option, may immediately remove and dispose of any of the unauthorized aforementioned items at the expense of Tenant and said cost shall become part of and in addition to the next due monthly installments of Annual Rent, as Additional Rent.  Tenant further covenants and agrees that it will not paint or make any changes of the Premises without the written consent of Landlord.  Tenant agrees that it will not do anything on the outside of the Premises to change the uniform architecture, paint or appearance of said building, without the written consent of Landlord.

C.  Landlord shall have the right to place a “For Rent” sign on any portion of the Premises for ninety (90) days prior to termination of this Lease and to place a “For Sale” sign thereon at any time.

EXTERIOR OF PREMISES

      15.  Tenant further covenants and agrees not to put any items on the sidewalk or parking lot in the front, rear, or sides of said building or block said sidewalk, and not to do anything that directly or indirectly takes away any of the rights of ingress or egress from any other tenant of Landlord or do anything which will, in any way, change the uniform and general design of the Property of which the Premises hereby leased shall constitute a part.

WATER DAMAGE

      16.  Tenant covenants and agrees that Landlord shall not be held responsible for and Landlord is hereby released and relieved from any liability by reason of or resulting from damage or injury to person or property of Tenant or of anyone else, directly or indirectly caused by (a) dampness or water in any part of the Premises or in any part of any other property of Landlord or of others and/or (b) any leak or break in any part of the Premises or in any part of any other property of Landlord or of others or in the pipes of the plumbing or heating works thereof, unless the damage is due to Landlord’s negligent act or omission.

LIABILITY

      17.  Landlord shall not be liable to Tenant for any loss or injury to Tenant or to any other person or to the property of Tenant or of any other person unless such loss or damage shall be caused by or result from a negligent act or omission solely on the part of Landlord or any of its agents, servants, or employees.  Tenant shall, and does hereby, indemnify and hold harmless Landlord and any other parties in interest from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including attorneys’ fees) and of anyone whatsoever (i) relating to or arising from Tenant’s use and occupancy of the Premises; (ii) due to or arising out of any mechanic’s lien filed against the building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth beyond any applicable notice and cure period and contained on the part of Tenant to be fulfilled, kept, observed or performed.

In the event Landlord provides any Security Guard or Access Control Services as described herein in Section 4c, Landlord is hereby released from any responsibility for any damages either to person or property sustained by Tenant incurred in connection with or arising from acts or omissions of any Security Guard or Access Control Services provided by Landlord.

RIGHT OF ENTRY

      18.  It is understood and agreed that Landlord, and its agents, servants, and employees, including any builder or contractor employed by Landlord, shall have, and Tenant hereby gives them and each of them, the absolute, and unconditional right, license and permission with reasonable notice, at any and all reasonable times, and for any reasonable purpose whatsoever, to enter through, across or upon the Premises or any part thereof, and, at the option of Landlord, to make such reasonable repairs to or changes in the Premises as Landlord may deem necessary or proper, provided that Landlord shall use reasonable efforts to avoid material interference to the conduct of Tenant’s business operations therein except in the event of an emergency.  Tenant agrees that Landlord and its agents and assigns have the unconditional right to show the Premises for lease at any time, with reasonable notice once Tenant notifies Landlord of its intention to vacate the Premises.

EXPIRATION

     19.  It is agreed that the term of this Lease expires on February 28, 2019, without the necessity of any notice by or to any of the parties hereto.  If Tenant shall occupy the Premises after such expiration, it is understood that, in the absence of any written agreement to the contrary, said Tenant shall hold the Premises as a “Tenant from month to month”, subject to all the other terms and conditions of this Lease, at one hundred and fifty percent (150%) the highest monthly installments of Annual Rent reserved in this Lease; provided that Landlord shall, upon such expiration, be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of lands and tenements held over by Tenant that may be now in force or may hereafter be enacted.

Prior to Lease expiration, Tenant agrees to schedule an inspection with Landlord to confirm that the Premises will be in proper order at expiration, including, but not limited to, lighting, mechanical, electrical and plumbing systems.

CONDEMNATION

      20.  It is agreed that in the event condemnation proceedings are instituted against the Property, or the Premises and possession taken by the condemning authority, then this Lease shall terminate at the date possession is taken and Tenant shall not be entitled to recover any part of the award.

SUBORDINATION

      21.  It is agreed that Landlord shall have the right to place a mortgage or deed of trust on the Premises and this Lease shall be subordinate to any such mortgage or deed of trust whether presently existing or hereafter placed on the Premises, and Tenant agrees to execute any reasonable documents assisting the effectuating of said subordination.  Furthermore, if any person or entity shall succeed to all or part of Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, Tenant shall automatically attorn to such successor in interest, which attornment shall be self operative and effective upon the signing of this Lease, and Tenant shall execute such other agreement in confirmation of such attornment as such successor in interest shall reasonably request.  Landlord shall provide Tenant a Subordination Attornment and Non-Disturbance (SNDA) Agreement from its lender(s) in the lender’s standard form.

NOTICE

      22.  Any written notices required by this Lease shall be deemed sufficiently given, if (i) hand delivered, (ii) sent via first class U.S. mail, (iii) certified mail or (iv) overnight courier service.

Any notice required by this Lease is to be sent to Landlord at:

2560 Lord Baltimore Drive

Baltimore, Maryland 21244

Any notice required by this Lease is to be sent to Tenant at:

11407 Cronhill Drive, Suite A-D

Owings Mills, Maryland 21117

With a copy to:

Hillel Tendler

Neuberger, Quinn, Gielen, Rubin & Gibber P.A.

One South Street, 27th Floor

Baltimore, Maryland 21202

Emergency Contact Information:

Address:

Contact:

Title:

Telephone:

Fax:

REMEDIES NOT EXCLUSIVE

      23.  No remedy conferred upon Landlord shall be considered exclusive of any other remedy, but shall be in addition to every other remedy available to Landlord under this Lease or as a matter of law.  Every remedy available to Landlord may be exercised concurrently or from time to time, as often as the occasion may arise.  Landlord and Tenant hereby waive any and all rights which it may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

NON-WAIVER

     24.  It is agreed that the failure of either party to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or right, but the same shall remain in full force and effect, unless the contrary is expressed in writing by Landlord.  The receipt of the monthly installments of Annual Rent or Additional Rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant hereunder, shall not be deemed to be a waiver of any provisions of this Lease.  Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee of Landlord shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing by Landlord accepting or agreeing to accept such surrender.

SECURITY DEPOSIT AND FINANCIAL STATEMENTS

      25.  A security deposit of $8,250.00 is required to accompany this Lease, when submitted for approval by Landlord, subject to all the conditions of the security deposit agreement attached.  If this Lease is not approved by Landlord within thirty (30) days of its submission to Landlord, the security deposit will be refunded in full within thirty (30) days of Landlord’s rejection of this Lease.

FINAL AGREEMENT

     26.  This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

LEGAL EXPENSE

     27.  In the event, to enforce the terms of this Lease, either party files legal action against the other, and is successful in said action, the losing party agrees to pay all reasonable expenses to the prevailing party, including the attorneys’ fee incident to said legal action including any appeals.  In the event that Landlord is successful in any legal action filed against Tenant, Landlord’s expenses incident to said legal action shall be due as Additional Rent within thirty (30) days of invoice.

LAND

     28.  It is agreed that the Premises is the building area occupied by Tenant and only the land under that area.

RELOCATION

     29.  Intentionally Deleted.

ENVIRONMENTAL REQUIREMENTS

     30.  Tenant hereby covenants and agrees that if at any time it is determined that there are materials placed on the Premises by Tenant which, under any environmental requirements require special handling in collection, storage, treatment, or disposal, Tenant shall, within thirty (30) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all environmental requirements.   If Tenant shall fail to take such action, Landlord may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys’ fees, fines, or other penalty payments, shall be at once repayable by Tenant as Additional Rent and shall bear interest at the rate of four percent (4%) per annum above the Prime Rate from time to time as published by The Wall Street Journal, from the date the same shall become due and payable until the date paid.  Failure of Tenant to comply with all environmental requirements shall constitute and be a default under this Lease.

Tenant will remain totally liable hereunder regardless of any other provisions which may limit recourse.

Landlord hereby represents and warrants that to the best of Landlord’s knowledge, as of the Commencement Date, the Property and the Premises comply with all federal, state and local environmental requirements.

SEVERABILITY

      31.  In the event any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

LATE CHARGE

     32.  In the event Tenant shall fail to pay when due, the monthly installments of Annual Rent, Additional Rent or any other sum required by the terms of this Lease to be paid by Tenant, then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to Landlord, Tenant agrees to pay to Landlord a late charge of five percent (5%) of the monthly account balance.  The late charge on the Annual Rent accrues after ten (10) days of the due date, payable as Additional Rent and the late charge on other amounts due Landlord accrue thirty (30) days from invoice, payable as Additional Rent.

In the event the monthly installment of Annual Rent is received fifteen (15) days after due date, Landlord shall have option to require the rental payment be made with a certified or cashier’s check.

QUIET ENJOYMENT

33.  Tenant, upon paying the monthly installments of Annual Rent, Additional Rent and other charges herein provided and observing and keeping all of its covenants, agreements, and conditions in this Lease, shall quietly have and enjoy the Premises during the Term of this Lease without hindrance or molestation by anyone claiming by or through Landlord: subject, however, to all exceptions, reservations and conditions of this Lease.

LANDLORD’S WORK

34.  The Premises shall contain only the following items by Landlord at the expense of Landlord: $41,285.00 to perform demolition of existing office space as necessary, remove carpet glue from concrete floor, furnish and install one (1) set of pre-cast steps, one (1) personnel door, three (3) over-head block doors and bumpers, repair, clean and or replace mini-blinds and expand the building’s sprinkler system to sprinkler Suites A-C.

The Premises shall contain the followings items installed by Landlord at the sole expense of Tenant in the amount of $117,858.00 payable as Additional Rent, all other work to furnish and install improvements to the Premises as illustrated on attached “Exhibit A” (floor plan) and as quantified on “Exhibit B” (estimate) both made a part hereof.  Tenant shall pay $29,464.50 upon lease execution, $29,464.50 on or before November 20, 2008, $29,464.50 on or before December 14, 2008 and $29,464.50 upon Landlord’s substantial completion of work, but prior to Tenant’s occupancy.

Tenant shall be solely responsible for all voice, data and security wiring, equipment and installation.

WINDOW COVERINGS

     35.  Tenant shall not install any window covering other than a one-inch horizontal mini-blind of an off-white color unless approved in writing by Landlord.

RULES AND REGULATIONS

     36.  Tenant shall at all times comply with the Rules and Regulations attached hereto and made a part hereof.  Landlord shall make a reasonable effort to enforce the Rules and Regulations equitably against all tenants of the Property.

ESTOPPEL CERTIFICATE

     37.  Tenant shall, at any time during the Term or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact that the same is in full force and effect.

EXCULPATION CLAUSE

38. No principal, partner, member, officer, director, trustee or affiliate of Landlord (collectively, “Landlord Affiliates”) shall have any personal liability under any provision of this Lease.

EARLY TERMINATION

39.  Tenant shall have the one time right to terminate this Lease on February 29, 2014; by giving Landlord three hundred and sixty five (365) days prior written notice of Tenant’s intent to terminate this Lease and a payment at the time of notice in the amount of $42,000.00.  In the event Tenant does not exercise its right to terminate as prescribed herein, the right is hereby extinguished and of no further force and effect.

RIGHT OF FIRST OFFER

40.                 Landlord shall grant Tenant the Right of First Offer (“ROFO”) on the contiguous 6,000 square feet, Suites E and F, (“Contiguous ROFO Space”) in the building in which the Premises is located.  Landlord shall give Tenant five (5) business days (the “ROFO Period”) prior written notice of its intention to lease the Contiguous ROFO Space and the price and other terms and conditions on which Landlord is willing to lease the space.  Tenant shall have until the end of the ROFO Period to elect to lease the Contiguous ROFO Space at the same price, conditions and terms as specified in the written notice.  In the event Tenant elects not to lease the contiguous ROFO space, this ROFO is extinguished and of no further force or effect.

AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:

WITNESS:	TENANT:

Universal Security Instruments, Inc.
(a Maryland corporation)

___________________________________	By:	/s/
Printed Name:
Title:

WITNESS:	LANDLORD:

St. John Properties, Inc.,
as agent for owner

___________________________________	By:	/s/
	Printed Name:		Richard Williamson
	Title:		Senior Vice President

SECURITY DEPOSIT AGREEMENT
This is NOT a receipt.

Date:   November 4, 2008

Received from Universal Security Instruments, Inc., a Maryland corporation, the amount of $8,250.00, as security deposit for the Premises located at 11407 Cronhill Drive, Suites A-D, Owings Mills, Maryland 21117.

Landlord agrees that, subject to the conditions listed below, this security deposit will be returned in full within thirty (30) days of vacancy.

Tenant agrees that this security deposit may not be applied by Tenant as rent and that the full monthly rent will be paid on or before the first day of every month, including the last month of occupancy.  Tenant further agrees that a mortgagee of the property demised by the Lease to which this Security Deposit Agreement is appended and/or a mortgagee thereof in possession of said property and/or a purchaser of said property at a foreclosure sale shall not have any liability to Tenant for this security deposit.

SECURITY DEPOSIT RELEASE PREREQUISITES

•	Full term of Lease has expired.
•	No damage to property beyond ordinary wear and tear, casualty and condemnation.
•	Entire Premises broom clean and in order.
•	No unpaid late charges or delinquent rents, or other delinquent sums payable by Tenant.
•	All keys returned to Landlord.
•	All debris and rubbish and discards placed in proper rubbish containers.
•	Forwarding address left with Landlord.

AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:

WITNESS:	TENANT:

Universal Security Instruments, Inc.
(a Maryland corporation)

__________________________________	By:	/s/
Printed Name:
Title:

WITNESS:	LANDLORD:

St. John Properties, Inc.,
as agent for owner

__________________________________	By:	/s/
	Printed Name:	Richard Williamson
	Title:	Senior Vice President

RULES AND REGULATIONS

1)
The Common Facilities, and the sidewalks, driveways, and other public portion of the Property shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises, and Tenant shall not permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Property.  Tenant shall not invite to, or permit to visit the Premises, persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Property.  Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Property and the public facilities, as well as facilities furnished for the common use of tenants, in such manner as it deems best for the benefit of tenants generally.

2)	No animals (except Seeing Eye dogs), fish or birds of any kind shall be brought into, or kept in or about the Premises within the building.

3)
Tenant shall not make or cause to make noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the building or Property shall be made or permitted by any tenant.

4)	Tenant shall not use the Premises or allow it to be used for lodging or sleeping or for any immoral or illegal purpose.

5)
Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from the Premises which would annoy other tenants or create a public or private nuisance.  Smoking is not allowed in the Premises or within the building.

6)
Plumbing facilities shall not be used for any purpose other than those for which they were constructed.  No sweepings, rubbish, ashes, newspapers, objects or other substances of any kind shall be thrown into the plumbing facilities.

7)	Tenant agrees to keep the Premises in a neat, good and sanitary condition and to place garbage, trash, rubbish and all other disposables only where Landlord directs.

8)
Landlord reserves the right to rescind, alter, waive or add, any rule or Regulation at any time prescribed for the building when, in the reasonable judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Property, or the preservation of good order therein, or the operation or maintenance of the Property, or the equipment thereof, or the comfort of tenants of others in the Property.  No rescission, alteration, waiver or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

9)
Tenant shall have the non-exclusive right to park in parking spaces in front of and behind Tenant’s Premises.  This area shall be defined by two imaginary lines extending out from Tenant’s demising walls.

10)	Tenant shall not place storage trailers or other storage containers of any type outside the Premises.

11)	Tenant shall not park on a permanent or semi-permanent basis, any trailer behind dock doors or in any other location outside the Premises for the purpose of storage.

12)
Tenant shall place any and all trash containers in the rear parking lot with a minimum of 10 feet distance from the building and within the two imaginary lines extending out from Tenant’s rear demising walls.

Non-compliance with any of the above rules and regulations may, in Landlord’s sole judgment, result in a monetary fine not to exceed $100 per day.  Landlord will notify Tenant of such violations and Tenant will have five (5) days to rectify, after which, daily fine will be applied, due and payable as Additional Rent within thirty (30) days of invoice.

8'-0"
1'-8"
4"
8"
2"
MAX IMAGE
AREA 6'- 8" X 14"

SINGLE SIGN PANEL

14'-0"
1'-8"
4"
8"
2"
MAX IMAGE
AREA 12'- 8" X 14"

DOUBLE SIGN PANEL

NOTES:

1. TENANT SIGNS MUST CONSIST OF VINYL LETTERS APPLIED TO THE BUILDING SIGN PANELS. VINYL MUST BE WHITE IF APPLIED TO DARK BROWN PANELS AND BLACK IF APPLIED TO SILVER OR BEIGE PANELS.
2. **ALL SIGN DRAWINGS MUST BE SUBMITTED TO LANDLORD FOR APPROVEL PRIOR TO INSTALLATION.**
3. LANDLORD RESERVES THE RIGHT TO REMOVE SIGNS THAT HAVE NOT BEEN APPROVED BY LANDLORD.
4. ANY DEVIATION FROM SPECIFICATIONS REQUIRES WRITTEN APPROVEL FROM ST. JOHN PROPERTIES, INC.
5. A SINGLE LINE OF TEXT IS TO BE HELD 2" FROM THE BOTTOM OF THE SIGN PANEL AS ILLUSTRATED ON THE DOUBLE SIGN PANEL DIAGRAM ABOVE.

SCALE: NOT TO SCALE DRAWN: SJP DATE: 06/20/06 CADFILE: TYPSIGNAGE REVISIONS:	**BUZZY'S SIGNS** (410) 833-0100 204 BUSINESS CENTER DRIVE REISTERSTOWN, MARYLAND 21136	**TYPICAL FLEX BUILDING SIGN SPECIFICATIONS** ST. JOHN PROPERTIES 2560 Lord Baltimore Drive | Baltimore, Maryland 21244 | Tel: (410) 788-0100 | Fax: (410) 788-0851 www.sjpi.com	**DONNELLY SIGNS & GRAPHICS** (410) 760-4540 798 CROMWELL PARK DRIVE GLEN BURNIE, MARYLAND 21061	DRAWING NO. 1 OF 1